EXHIBIT 23

                                          CONSENT OF INDEPENDENT AUDITORS


Our audits included the financial  statement schedule listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the (1) Registration Statement Number 2-94726 on Form S-8 dated December 26, 1984, (2) Registration Statement Number 33-25865 on Form S-8 dated December 22, 1988, (3) Registration Statement Number 33-48815 on Form S-8 dated June 24, 1992, and (4) Registration Statement Number 33-58761 on Form S-3 dated May 22, 1995 of our report dated May 8, 1996 with respect to the consolidated financial statements and schedule of Mentor Corporation included in the Annual Report on Form 10-K for the year ended March 31, 1996.




                                             ERNST & YOUNG LLP

Los Angeles, California
June 24, 1996




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Signatures

             Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Mentor Corporation has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            MENTOR CORPORATION



                                            /s/CHRISTOPHER J. CONWAY
                                            Christopher J. Conway, Chairman


DATE:        June 27, 1996

             Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the registrant, and in the capacities and on the dates indicated:


/s/CHRISTOPHER J. CONWAY   Chairman, Chief                        June 27, 1996
Christopher J. Conway      Executive Officer
                           and Director (Principal
                           Executive Officer)

/s/ANTHONY R. GETTE        President and Secretary                June 27, 1996
Anthony R. Gette           and Director

/s/GARY E. MISTLIN         Vice President of Finance/             June 27, 1996
Gary E. Mistlin            Treasurer
                           (Principal Financial and
                           Accounting Officer)

/s/WALTER W. FASTER        Director                               June 27, 1996
Walter W. Faster

/s/EUGENE G. GLOVER        Director                               June 27, 1996
Eugene G. Glover

/s/MICHAEL NAKONECHNY      Director                               June 27, 1996
Michael Nakonechny

/s/BYRON G. SHAFFER        Director                               June 27, 1996
Byron G. Shaffer

/s/DR. RICHARD W. YOUNG    Director                               June 27, 1996
Dr. Richard W. Young
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